SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                           Filed by the registrant |X|

Filed by a party other than the registrant |_|
Check the appropriate box:
 |_|  Preliminary proxy statement    |_| Confidential, for Use of the Commission
 |X|  Definitive proxy statement         Only (as permitted by Rule 14a-6(e)(2))
 |_|  Definitive additional materials
 |_|  Soliciting material pursuant to
      Rule 14a-11(c) or Rule 14a-12

                             BIG SMITH BRANDS, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
 |X| No Fee required.
 |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
 (1) Title of each class of securities to which transaction applies:

 (2) Aggregate number of securities to which transaction applies:

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

 (4) Proposed maximum aggregate value of transaction:

 (5) Total fee paid:

 |_| Fee paid previously with preliminary materials.

 |_| Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

 (1)  Amount previously paid:

 (2)  Form, schedule or registration statement no.:

 (3)  Filing party:

 (4)  Date filed:

                             BIG SMITH BRANDS, INC.
                              7100 West Camino Real
                                    Suite 402
                            Boca Raton, Florida 33433
                                 (561) 367-8283

                          -----------------------------


                       NOTICE OF SOLICITATION OF CONSENTS

                          -----------------------------


Dear Stockholder:

         This Consent Statement (the "Consent Statement") is furnished to you by Big Smith Brands, Inc. (the "Company") in connection with its solicitation of written consents (the "Consents") from the holders of its common stock, par value $.01 per share (the "Common Stock") to take the following actions (the "Actions") without a stockholders' meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware:

          1. to amend and restate (the "Plan Amendment") the Company's 1994 Stock Incentive Plan (the "1994 Plan")

               a. to increase to 1,800,000 the number of shares reserved for issuance under the 1994 Plan, and to increase to 1,000,000 the number of shares of Common Stock with respect to which options may be granted to any one employee in any calendar year, and

               b. to bring the 1994 Plan into compliance with certain provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          2. to amend and restate (the "Charter Amendment") the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to create a new class of "blank check" preferred stock, $.01 par value per share (the "Preferred Stock") consisting of 100,000 shares; and

          3. to effect a reverse stock split of the Common Stock of the Company pursuant to which each three shares of Common Stock of the Company presently issued and outstanding will be changed into one share of Common Stock and any fractional number of shares due to any holder of record resulting from such reverse stock split will be rounded up to the next whole number of shares.

         The Board of Directors urges you to indicate your written consent to the proposed corporate actions by marking, signing and dating the enclosed Consent and promptly mailing it in the enclosed envelope. The proposed corporate action may be taken only if the holders of a majority of the outstanding shares of Common Stock at the close of business on June 3, 1998, which is the record date for the solicitation (the "Record Date"), submit to the Company a written consent to such actions. On June 3, 1998, there were 7,099,842 shares of Common Stock outstanding, thus requiring Consents from the holders of no less than 3,549,922 shares of Common Stock to approve the Actions. This Consent Statement and the related Consents are being furnished to certain stockholders of record of Common Stock on the Record Date on or about June 11, 1998.

         Because a consent to an action is effective only if the Company receives executed consents from the holders of a majority of the outstanding Common Stock within sixty days of its receipt of the earliest dated consent, your failure to execute a Consent has the same effect as voting against or withholding consent for the proposals.

         YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT AND MAIL IT IN THE ENCLOSED ENVELOPE PROMPTLY.

        The Board of Directors unanimously recommends that you consent to the Actions.

                                            By Order of the Board of Directors


                                            /s/ S. Peter Lebowitz

                                            S. PETER LEBOWITZ
                                            Chairman of the Board

Boca Raton, Florida
June 11, 1998

                             BIG SMITH BRANDS, INC.
                              7100 West Camino Real
                                    Suite 402
                            Boca Raton, Florida 33433
                                 (561) 367-8283

                          -----------------------------


                               PROXY STATEMENT FOR
                            SOLICITATION OF CONSENTS

                          -----------------------------



               GENERAL INFORMATION ABOUT SOLICITATION OF CONSENTS

Consent Procedure; Effectiveness; Record Date

        Section 228 of the General Corporation Law of the State of Delaware ("GCL") states that, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. The Company's Certificate of Incorporation does not prohibit the use of such consents.

        Only holders of record of Common Stock on June 3, 1998, the Record Date, are eligible to consent to the Actions. A list of the stockholders entitled to consent to the actions by marking, signing and dating the Consent will be available for examination by stockholders during ordinary business hours for a period of ten days following the mailing of this Consent Statement, at the offices of the Company, 7100 West Camino Real, Suite 402, Boca Raton, Florida 33433.

        The corporate action proposed herein will be adopted when properly completed, unrevoked Consents are signed by the holders of record on the Record Date of a majority of the shares of Common Stock then outstanding and those Consents are presented to the Company. However, pursuant to GCL Section 228(c), all Consents will expire, unless so presented, on the date 60 days after the earliest dated Consent is delivered to the Company.

        If the Actions described herein are taken by less than unanimous consent, the Company, pursuant to GCL Section 228(d), will give prompt notice thereof to those stockholders who have not executed Consents to the Actions taken.

Voting Rights

        The unrevoked signed Consents representing the holders of record on the Record Date of at least a majority of the outstanding shares of Common Stock are necessary to effect the Actions discussed below. On the Record Date, the Company had outstanding and entitled to vote 7,099,842 shares of Common Stock, each entitled to one vote upon matters to be acted upon by stockholder vote.

Solicitations of Consents

        Following the original mailing of proxy solicitation material, executive and other employees of the Company and professional proxy solicitors, may solicit proxies by mail, telephone, telegraph and personal interview. No employee of the Company will receive any additional compensation for such solicitation. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries who are record holders of the Company's Common Stock to forward proxy solicitation material to the beneficial owners of such stock, and the Company may reimburse such record holders for their reasonable expenses incurred in such forwarding. The cost of soliciting proxies in the enclosed form will be borne by the Company.

Revocation of Consents

        An executed Consent may be revoked at any time before expiration by signing, dating, and delivering a written revocation before the time that Consents representing the necessary number of shares of Common Stock to approve the Actions have been received, but not after that date. A timely revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent previously given is no longer effective. The timely delivery of a subsequently dated Consent which is properly completed will constitute a revocation of any earlier Consent. The revocation may be delivered to the Company at its principal executive office at 7100 West Camino Real, Suite 402, Boca Raton, Florida 33433.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of June 3, 1998, the number of shares of Common Stock beneficially owned (and the percentage of the Company's Common Stock) by (i) each person known (based solely on Schedules 13D or 13G filed) to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee to the Board of Directors of the Company, (iii) the Named Executive (as hereinafter defined) and (iv) all directors and executive officers of the Company as a group (based upon information furnished by such persons). Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. In general, a person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

                                          Number of Shares      Percentage (%)
Name and Address                          Beneficially Owned     of Common Stock
----------------                          ------------------     ---------------

S. Peter Lebowitz                             1,509,000               21.3%
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Theresa Lebowitz and Michael S. Nelson,
Esq., as trustees (1)                           474,000               6.7%
c/o Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, New York  10022

Glen Freeman  (2)                               15,000                  *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida 33433

Theodore Listerman  (2)                         25,000                  *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida 33433

Jack Schultz  (2) (3)                           17,000                 *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida 33433

Julian Shaps  (2)                               15,000                 *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida 33433

John Bagdasian (4)                               8,500                 *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

All directors and officers as a group (6
persons) (5)                                   1,589,500              22.2%

-----------------

  *     Indicates beneficial ownership of less than one (1%) percent.

(1) Represents shares held in trust for the benefit of Barbara Lynn Van Achte, Karen Sue Hart and Wendy Ann Lebowitz, with respect to which Mrs. Lebowitz and Mr. Nelson, a partner at the law firm of Kramer, Levin, Naftalis & Frankel, the Company's outside corporate counsel, serve as trustees. Under the Trust Agreement, Mrs. Lebowitz and Mr. Nelson share voting and dispositive power, subject only to the beneficiaries' right to withdraw the shares under certain circumstances. Mrs. Lebowitz is the wife, and the three trust beneficiaries are the daughters, of Mr. Lebowitz.

(2) Includes 15,000 shares issuable upon exercise of options exercisable within 60 days.

(3) Includes 2,000 shares issuable upon exercise of warrants exercisable within 60 days.

(4) Includes 2,500 shares issuable upon exercise of options exercisable within 60 days.

(5) Includes options and warrants to purchase 64,500 shares exercisable within 60 days.


Compensation of Directors

        Non-employee directors of the Company receive one thousand dollars plus expenses for each meeting of the Board of Directors that they attend and, pursuant to the Company's 1994 Stock Incentive Plan (the "1994 Plan") are automatically granted 10,000 options annually upon election at the Annual Meeting. On June 12, 1997, each non-employee director received an option to purchase 20,000 shares of the Company's Common Stock at an exercise price of $0.42. On February 11, 1998, each non-employee director was granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $0.53. Each non-employee director has been on the Board of Directors since 1995 and has received options to purchase 50,000 shares of Common Stock, representing options to purchase 40,000 shares pursuant to the automatic grant provisions of the 1994 Plan and other options to purchase 10,000 shares of Common Stock. Each grant under the 1994 Plan vests in four substantially equal parts on each of the first four anniversaries of the date of the grant. To the extent the options are unexercised, they expire on the fifth anniversary of the date of the grant.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning the compensation for services in all capacities for the fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995, of the Chief Executive Officer of the Company and John Bagdasian, Vice President and General Manager of the Company's sportswear division, the only other executive officer of the Company who earned over $100,000 during such fiscal years.

                                  SUMMARY COMPENSATION TABLE


======================================================================================================
                                           Annual Compensation              Long Term Compensation
------------------------------------------------------------------------------------------------------
                                                          Other Annual      Awards       All Other
       Name and          Fiscal    Salary      Bonus      Compensation      Options     Compensation
  Principal Position      Year      ($)         ($)          ($) (1)          (#)           ($)
------------------------------------------------------------------------------------------------------
S. Peter Lebowitz-Chief   1997   $300,000         -          $ 10,996                -        -
Executive Officer         1996   $300,000         -          $  9,973                -        -
                          1995   $250,000         -          $  8,700      175,000 (2)        -
------------------------------------------------------------------------------------------------------
John Bagdasian, Vice      1997   $110,000         -             -           10,000 (3)        -
President and General
Manager of the
sportswear division
======================================================================================================

        (1) Represents the valuation of certain club membership dues and automobile lease payments of approximately $10,996, $9,973 and $8,700 for 1997, 1996 and 1995, respectively.

        (2) Represents grants of options in connection with the Company's initial public offering, the vesting of which was contingent upon the Company achieving a certain level of net income during the fiscal year ended December 31, 1995, which level was not achieved.

        (3) Represents options granted in 1997.

Employment Arrangements

        S. Peter Lebowitz is employed as the Company's President and Chief Executive Officer under an employment agreement, expiring on December 31, 2003. Pursuant to the employment agreement, Mr. Lebowitz receives annual compensation of $300,000 and an annual bonus of up to $200,000 if the Company achieves certain specified levels of net income. The employment agreement with Mr. Lebowitz further provided that if his employment were terminated by the Company without cause or at any time following a change of control, or by Mr. Lebowitz within twelve months after a change of control, the Company will pay to Mr. Lebowitz three years' salary, bonus and benefits in the amount and kind then in effect subject to certain adjustments in a lump sum 30 days after such termination.

        On February 11, 1998, in connection with his entry into the employment agreement, Mr. Lebowitz was granted options for the purchase of 1,000,000 shares of Common Stock pursuant to the terms and conditions of the Company's 1994 Plan. Such grant is subject to stockholder approval to the extent the grant exceeded the shares then available for grant under the 1994 Plan (i.e., 873,950 shares) and approval of the increase to 1,000,000 in the maximum number of shares which may be subject to options granted to any employee in a single year. The options are exercisable at $0.53 per share, the highest ask price on the last date on which trading took place prior to the date of grant, and vest in equal annual installments on the first four anniversaries of the date of grant.

                          CONSENT TO THE PLAN AMENDMENT

        The Board of Directors approved and recommends to the stockholders the Plan Amendment which (a) increases the number of shares reserved for issuance and options available to be granted under the 1994 Plan to 1,800,000 shares from 500,000 shares and increases the number of shares of Common Stock with respect to which options may be granted to any one employee in any calendar year to 1,000,000 shares from 400,000 shares and (b) brings the 1994 Plan into compliance with certain new requirements of Section 16 of the Exchange Act and the requirements of Section 162(m) of the Code. Prior to the approval of the Plan Amendment, taking into account certain grants of options at the February 11, 1998 and May 19, 1998 meetings of the Board of Directors, options to purchase 906,950 shares of Common Stock in excess of those reserved under the 1994 Plan had been granted by the Board of Directors, contingent upon stockholder approval of the Plan Amendment.

Description of the Plan Amendment

        This description of the Plan Amendment is qualified by reference to the text of the Plan Amendment, which is available upon written request from the Company at its executive offices and will be filed as an exhibit to the Company's next periodic filing.

Increase in shares reserved for issuance under the 1994 Plan. The Plan Amendment increases the number of shares authorized for issuance under the 1994 Plan to 1,800,000 shares from 500,000 shares, and the number of shares that can be awarded to any one employee in any calendar year to 1,000,000 shares from 400,000 shares. Prior to the Plan Amendment the Company had exhausted the shares of Common Stock reserved for issuance under the 1994 Plan and had granted to S. Peter Lebowitz, Chief Executive Officer of the Company, options to purchase an additional 873,950 shares and had granted to other key employees of the Company options to purchase an additional 33,000 shares under the 1994 Plan, contingent upon the approval of the Plan Amendment by the stockholders. Following approval of the Plan Amendment, 393,050 shares are available for issuance upon exercise of options not yet granted under the 1994 Plan.

Compliance with certain regulatory provisions. In order to maintain the qualification of compensation paid by the Company to certain executive officers in the form of options under the 1994 Plan as "performance based compensation" which is excluded from the limits on the deductibility of employment compensation under Section 162(m) of the Code, the Plan Amendment adds to the 1994 Plan a requirement that, to the extent necessary for compliance with Section 162(m), the Stock Option Committee will be composed solely of "outside directors."

        Additionally, in order to conform the 1994 Plan to the new regulations under Section 16 of the Exchange Act, the amendment modifies the 1994 Plan's provisions relating to stockholder approval of amendments to provide, among other things, that such approval will be required for any amendment to the 1994 Plan for which stockholder approval is required by other applicable law or regulation and adds a requirement that, to the extent necessary for compliance with the regulations under Section 16, the Stock Option Committee will be composed solely of "non-employee directors."

        The following is a summary of the other principal provisions of the 1994 Plan.

Summary of 1994 Plan

        In 1994, the Company's Board of Directors adopted and the stockholders approved the Big Smith Brands, Inc. 1994 Stock Incentive Plan (the "1994 Plan") to provide officers and other employees of the Company an incentive to enter into and remain in the service of the Company, to enhance the long-term performance of the Company and to acquire a proprietary interest in the success of the Company.

        General. The 1994 Plan provides for the grant of (i) stock options which are intended to qualify as "incentive stock options" under Section 422 of the Code and (ii) nonqualified stock options (incentive and nonqualified stock options are referred to collectively as "options"). Options may be granted under the 1994 Plan to such officers, directors, other employees and consultants of the Company as the Stock Option Committee in its discretion selects, provided that only employees may receive grants of incentive stock options. The 1994 Plan also provides for automatic grants of nonqualified options to directors who are not employees, as described further below. In 1997, options were granted under the 1994 Plan to a total of seven individuals; the group of individuals who receive grants in future years may be larger or smaller.

        Administration. The 1994 Plan is administered by the Stock Option Committee, which must be composed of not less than two directors. The Stock Option Committee is authorized to construe, interpret and implement the provisions of the 1994 Plan, to select the individuals to whom awards will be granted, and to determine the number of shares of Common Stock covered by such awards and the other terms and provisions of such awards. The determinations of the Stock Option Committee are made in its sole discretion and are conclusive.

        Option Grants Under the 1994 Plan. Options granted under the 1994 Plan are exercisable during the period fixed by the Stock Option Committee, provided that no option will be exercisable less then one year after the date of grant except as expressly provided in the 1994 Plan and no incentive stock option will be exercisable more than ten years after the date of grant. The purchase price per share payable upon the exercise of an option under the 1994 Plan (the "option exercise price") will be established by the Stock Option Committee, provided that the option exercise price of an incentive stock option will not be less than 100% of the fair market value of a share of Common Stock on the date of the grant. The option exercise price is payable in cash, or, with the consent of the Stock Option Committee, by surrender of Common Stock of the Company having a fair market value on the date of the exercise equal to part or all of the option exercise price. No option granted under the 1994 Plan may be assigned or transferred other than upon the grantee's death. All such options are exercisable during the grantee's life only by the grantee.

        The 1994 Plan provides for the automatic grants of nonqualified options to directors who are not employees of the Company (each, an "eligible director"). Each eligible director who is appointed to fill a vacancy on the Board of Directors subsequent to January 1, 1995 will automatically receive a grant of an option to purchase 20,000 shares, effective as of the last day of the fiscal quarter of the Company in which the eligible director was appointed. At each annual stockholders' meeting commencing with the 1995 annual meeting, each eligible director elected to serve at such meeting also automatically receives a grant of an option to purchase 10,000 shares, effective as of the date of the annual meeting. The option exercise price of each nonqualified option granted to an eligible director will be the fair market value of a share of the shares subject to the option on the date of grant.

        Termination of Employment or Service . The 1994 Plan provides that unless the Stock Option Committee otherwise specifies: (i) all options not yet exercised will terminate upon termination of the grantee's employment or service by reason of discharge for cause; (ii) if a grantee's employment or service terminates for reasons other than cause or death, the grantee's options generally will be exercisable for 90 days after termination to the extent exercisable on the date of termination, but not after the expiration date of the options; and (iii) if a grantee dies while in the Company's employ or service or during the 90 day period provided in clause (ii) above, the grantee's options will, to the extent exercisable on the date of death, generally remain exercisable for one year after the date of death, but not after the expiration date of the award.

         Other Features of the 1994 Plan. The Stock Option Committee may amend any outstanding option, including, without limitation, by amendment which would accelerate the time or times at which the option may be exercised or extend the scheduled expiration date of the option. The Board of Directors may suspend, discontinue, revise or amend the 1994 Plan at any time or from time to time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary to comply with Section 422 of the Code (i.e., any amendment which increases the number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options) or other applicable law. Unless sooner terminated by the Board of Directors, the provisions of the 1994 Plan respecting the grant of incentive stock options will terminate on the tenth anniversary of the adoption of the 1994 Plan by the Board of Directors. All awards made under the 1994 Plan prior to its termination will remain in effect until such awards have been satisfied or terminated.

         Federal Income Tax Consequences of 1994 Plan Options. The following summary of the tax consequences of options under the 1994 Plan is based on present Federal tax laws, and does not purport to be a complete description of the Federal tax consequences of the 1994 Plan.

         There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of an option. On exercise of an incentive stock option, the optionee will not recognize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income, and will generally be deductible for tax purposes by the Company. The disposition of shares of Common Stock acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

         As discussed above, Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers to the extent that the compensation exceeds $1 million, unless the compensation qualifies as "performance-based compensation." The Company believes that, subject to stockholder approval of the proposed amendments to the 1994 Plan, compensation recognized upon the exercise of options will generally satisfy the requirements of Section 162(m).

New Plan Benefits

         On February 11, 1998, the Board of Directors and the Stock Option Committee approved the grant of options to purchase 1,000,000 shares to S. Peter Lebowitz and the additional option grants to employees and directors of the Company indicated in the chart below. Of the 1,000,000 options granted to Mr. Lebowitz, 873,950 are subject to stockholder approval of the Plan Amendment. All options were granted with a per share exercise price equal to the closing price of the day of grant or, if no trade took place on the date of grant, the highest ask price on the last date prior to the date of grant on which trading of the Company's Common Stock took place (February 11, 1998 grants: $0.53; May 19, 1998 grants: $1.34). As awards other than automatic annual awards to non-employee directors under the 1994 Plan are authorized by the Committee in its discretion, it is not possible to determine the additional benefits or amounts, if any, that will be received by any individual or group in 1998, or the benefits or amounts that will be received by any individual or group in future years.

         Name of Individual or Group                   Number of Options
         ---------------------------                   -----------------

S. Peter Lebowitz                                          1,000,000
Chief Executive Officer

John Bagdasian
Vice President and General Manager of the Big
Smith sportswear line                                          0

Executive Group (3 persons)                                1,010,000

Non-Executive Director Group                                40,000

Non-Executive Officer Employee Group (104                   23,000
persons)



                        CONSENT TO THE CHARTER AMENDMENT

GENERAL

        The Board of Directors approved and recommends to the stockholders the amendment and restatement of Article Fourth of the Company's Certificate of Incorporation to create a new class of "blank check" preferred stock consisting of 100,000 shares (the "Charter Amendment") by filing a Certificate of Amendment and Restatement to the Amended and Restated Certificate of Incorporation.

Creation of "Blank Check" Preferred Stock

        The Board of Directors adopted a resolution unanimously approving and recommending to the stockholders for their approval an amendment to the Certificate of Incorporation to provide therein for the creation of 100,000 shares of "Blank Check" Preferred Stock. The text of Article Fourth of the Certificate of Incorporation, as amended and restated is included in Annex A to this Information Statement. The Board of Directors believes that having such Blank Check Preferred Stock available for, among other things, possible issuance in connection with such activities as public or private offerings of shares for cash, dividends payable in stock of the Company, acquisitions of other companies or businesses, and otherwise, is in the best interest of the Company and its stockholders. As of the date hereof, the Company does not have any agreements or understandings with any third party relating to the possible issuance of any shares of Preferred Stock.

        The term "Blank Check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions") are determined by the board of directors of a company. As such, the Board of Directors of the Company will be entitled to authorize the creation and issuance of 100,000 shares of Preferred Stock in one or more series with such Limitations and Restrictions as may be determined in the Board of Director's sole discretion, with no further authorization by stockholders required for the creation and issuance thereof.

        The Board of Directors is required to make any determination to issue shares of Common Stock or Preferred Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock that may, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When, in the judgment of the Board of Directors, this action will be in the best interest of the stockholders and the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Common or Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interest of the stockholders and the Company.

                         CONSENT TO REVERSE STOCK SPLIT

        The Board of Directors approved and recommends to the stockholders a one-for-three reverse stock split, pursuant to which each three shares of Common Stock of the Company presently issued and outstanding will be changed into one share of Common Stock and any fractional number of shares due to any holder of record resulting from such reverse stock split will be rounded up to the next whole number.

        The Board of Directors recommends the reverse stock split in order to make available authorized shares of Common Stock for use in the Company's efforts to raise capital through a private placement or public offering, and to increase the trading price of the Company's Common Stock to a range more appropriate for such efforts and for meeting the initial listing requirements of the Nasdaq Stock Market's SmallCap Market in connection with any application to restore the Common Stock to trading in such market. There can be no assurance, however, that such efforts will be successful or that the Company will meet the necessary qualifications to submit such application, or if it does, that such application will be approved.

        In order to ensure that the Company has the flexibility to gain the greatest benefit possible from the reverse split, the Consent gives the Board of Directors the authority to change the ratio of the reverse stock split and to postpone the effective date of the reverse stock split or to abandon the reverse stock split as they, in their business judgment, deem to be in the best interests of the Company and its stockholders.


                              STOCKHOLDER PROPOSALS

        Any stockholder proposal intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices, 7100 West Camino Real, Suite 402, Boca Raton, Florida 33433, no later than February 15, 1999, in order to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with that meeting.


                                OTHER INFORMATION

        Although it has entered into no formal agreements to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Such proxies will be solicited principally through the mail but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission or special letter by directors, officers and regular employees of the Company without additional compensation.


        IF YOU HAVE ANY QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE TELEPHONE THE COMPANY AT (561) 367-8283.


                                            Sincerely yours,



                                            /s/ S. PETER LEBOWITZ

                                            S. PETER LEBOWITZ
                                            Chairman of the Board




Boca Raton, Florida
June 11, 1998

                             STOCKHOLDER RESOLUTIONS


CONSENT TO THE PLAN AMENDMENT

                      RESOLVED, that the amendment to the Corporation's 1994 Stock Incentive Plan (the "Plan Amendment"), a copy of which is attached hereto as Exhibit A, is hereby authorized, approved and adopted.

CONSENT TO THE CHARTER AMENDMENT

                      RESOLVED,   pursuant   to  Section   242  of  the  General
        Corporation  Law of the  State of  Delaware,  that it is  hereby  deemed advisable  and  in  the  best  interests  of  the  Corporation  and  its stockholders that Article Fourth of the Restated Certificate of Incorporation of Big Smith Brands, Inc., be amended and restated (the "Charter Amendment") in its entirety as set forth in Exhibit B attached hereto.

                      RESOLVED, that the proper officers of the Corporation, acting singly, be, and each of them hereby is, authorized, empowered and directed to execute and file, or cause to be filed, such Charter Amendment as required by the laws of the State of Delaware.

                      RESOLVED, that the proper officers of the Corporation shall be authorized to determine in their sole discretion the filing date of the Charter Amendment or in such discretion determine not to file such Charter Amendment.

CONSENT TO THE REVERSE STOCK SPLIT

                      RESOLVED, that each three shares of Common Stock of the Corporation presently issued and outstanding be changed into one share of Common Stock so as to effect a one-for-three reverse stock split of said issued and outstanding shares; that each holder of record of certificates representing shares of Common Stock shall be entitled upon surrender of old certificates representing shares of Common Stock to receive a new certificate(s) representing one share of Common Stock for each outstanding three shares of Common Stock held by such holder; that any fractional number of shares due to any holder of record resulting from such reverse stock split shall be rounded up to the next whole number; and that the proper officers of the Corporation, acting singly, be, and each of them hereby is, authorized to execute and deliver such additional certificates and to make, subscribe, acknowledge, execute and file, or cause to be filed, such certificate or certificates as may be required under the General Corporation Law of the State of Delaware to give effect to the reverse stock split.

                      RESOLVED, that the Board of Directors of the Corporation shall be authorized to determine in their sole discretion the effective date of the reverse stock split or in such discretion determine not to effect such reverse split and shall be authorized to determine in their sole discretion to change the ratio of the reverse stock split as they, in their business judgment, deem to be in the best interests of the Company and its stockholders.

[THE FOLLOWING RESOLUTIONS ARE IN RESPECT TO EACH OF THE ACTIONS]

                      RESOLVED,  that the proper  officers  of the  Corporation, acting singly, be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and deliver all such further documents, instruments, certificates or agreements, and to take all such further action and to pay all such expenses as any such officer, with and upon the advise of counsel, may approve as necessary, proper, convenient or desirable in order to carry out each of the foregoing resolutions and fully to effectuate the purposes and intents thereof, the execution and delivery of any such documents, instruments, certificates or agreements, and the taking of any such action and the payment of any such expenses to be conclusive evidence that the same shall have been approved hereby and that all actions taken by the proper officers of the Corporation to date, in connection with the foregoing resolutions or the transactions contemplated thereby, are hereby in all respects, confirmed, ratified and approved.

                      RESOLVED, that each of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Chief Financial Officer and the Secretary of the Corporation shall be considered a proper officer of the Corporation for the purposes of each of the foregoing resolutions.

                                                                       Exhibit A

                                Amendment to the
                Big Smith Brands, Inc. 1994 Stock Incentive Plan


        WHEREAS, Big Smith Brands, Inc. (the "Company") has adopted the 1994 Stock Incentive Plan (the "Plan");

        WHEREAS, Section 3.1 of the Plan provides that the Plan may be amended by the Board of Directors of the Company (the "Board");

        WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to amend the Plan, effective as of February 11, 1998, in the manner contemplated below, subject to the approval of the amendment by the stockholders of the Company at the 1998 Annual Meeting of stockholders of the Company;

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. Section 1.2.1 of the Plan is amended by deleting the final sentence of such Section and substituting therefor the following:

               "To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a sub- committee of the Committee (or the Board) comprised solely of "non-employee directors". To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986, the members of the Committee shall be "outside directors" within the meaning of section 162(m)."

        2. The first sentence of Section 1.5.1 of the Plan is amended and restated to read as follows:

               "The total number of shares of common stock of the Company, par value, $.01 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall not exceed 1,800,000 shares."

        3. Section 1.5.4 of the Plan is restated in its entirety to read as follows:

               "Subject to adjustment as provided in Section 1.5.2, the total number of shares of Common Stock with respect to which stock options may be granted to any one employee of the Company or any subsidiary during any one calendar year shall not exceed 1,000,000 shares."

        4. Section 3.1.2 is restated in its entirety to read as follows:

               "Stockholder approval of any amendment shall be required with respect to any amendment: (a) which increases the aggregate number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options or (b) for which stockholder approval is required by other applicable law or regulation."

        5. Section 3.6.1 is amended by deleting the words "(the "Tax Date")" in the third sentence of such Section.

               "Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the

               Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

        6. Except as otherwise amended hereby, the Plan is confirmed and ratified in all respects.

                                                                       Exhibit B

               FOURTH: The total number of shares which the Corporation is to be authorized to issue is 10,000,000 shares of common stock, par value $.01 (the "Common Stock") and 100,000 shares of preferred stock, par value $.01 ("the Preferred Stock").

               A statement of the designations of the authorized classes of stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

                      (a) The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

                             (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                             (ii) The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

                             (iii) The conditions  upon which the shares of such
               series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

                             (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                             (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                             (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                             (vii) The rights of the shares of the series in the
               event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;

                             (viii) Any other powers,  preferences and relative,
               participating,    optional   or   other   special   rights,   and
               qualifications, limitations or restrictions thereof, of the shares of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

                      (b) The holders of shares of the  Preferred  Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

                      (c)  Whenever,   at  any  time,   dividends  on  the  then
               outstanding Preferred Stock, as may be required with respect to any series outstanding, shall have been paid or declared and set apart for payment on the applicable series of the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

                      (d) The holders of shares of the  Preferred  Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all assets of the Corporation remaining.

                      (e) At all meetings of the stockholders of the Corporation, the holders of shares of the Common Stock shall be entitled to one vote for each share of Common Stock held by them. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the Delaware General Corporation Law, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote.

                             BIG SMITH BRANDS, INC.

                          -----------------------------


                     THIS CONSENT IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

        The undersigned, the holder as of June 3, 1998 of the number of shares of Common Stock of the Company indicated below, hereby consents to the above Actions, unless otherwise directed as follows:


        (INSTRUCTION: To withhold Consent for any Action, strike a line through the appropriate designation in the list below.)

        CONSENT TO THE PLAN AMENDMENT

        CONSENT TO THE CHARTER AMENDMENT

        CONSENT TO THE REVERSE STOCK SPLIT


        THIS CONSENT WHEN PROPERLY EXECUTED WILL APPROVE THE ACTIONS AS DIRECTED BY THE UNDERSIGNED STOCKHOLDERS. IF NO OTHER DIRECTION IS MADE IMMEDIATELY ABOVE, THIS CONSENT WILL APPROVE ALL ACTIONS DESCRIBED IN THIS CONSENT STATEMENT. FAILURE TO COMPLETE AND RETURN THIS CONSENT WILL HAVE THE EFFECT OF VOTING AGAINST THE ACTIONS.

        PLEASE DATE, SIGN AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED ENVELOPE.

        Receipt of the Consent Statement is hereby acknowledged.


                                 Dated: _____________________________, 1998



                                 --------------------------------------------
                                           (Signature of Stockholder)


                                 --------------------------------------------
                                           (Signature of Stockholder)


                                 --------------------------------------------
                                     (Number of Shares of Common Stock Held)


                                 --------------------------------------------
                                  (Record Holder of Shares of Common Stock Held)

                                 Your  signature  should  appear  the same as
                                 your name  appears  herein.  If  signing  as
                                 attorney, executor,  administrator,  trustee
                                 or guardian, please indicate the capacity in
                                 which   signing.   When   signing  as  joint
                                 tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.